SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported).
                                February 5, 2007


                            WORLDWATER & POWER CORP.
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               (Exact Name of Registrant as specified in charter)

       Delaware                      0-16936                33-0123045
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 (State or other jurisdic-        (Commission              (IRS Employer
   tion of incorporation)         File Number)          Identification No.)


      Pennington Business Park, 55 Rt. 31 South, Pennington, NJ     08534
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           (Address of principal executive offices)              (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.


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         (Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


On February 5, 2007 WorldWater & Power Corp. (the "Company") announced the appointment of Frank W. Smith to the offices of Executive Vice President and Chief Operating Officer for the Company. Dr. Smith previously served as Vice President of Strategy and Business Development at EMCORE Corporation.

In addition, on February 5, 2007, the Company announced that James S. Farrin, interim Chief Executive Officer, has completed his one-year contract and will not be returning to the Company in that capacity. It is anticipated that Mr. Farrin will continue to serve the Company as a consultant. Quentin T. Kelly, Chairman of the Company will reassume the office of Chief Executive Officer.

A copy of the press release is furnished as Exhibit 99.1 to this report.


Item 9.01   Financial Statements and Exhibits.

Exhibits

99.1     Press Release dated February 5, 2007.


                              [GRAPHIC OMITED]

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WorldWater & Power Corp.



By:  /s/ Quentin T. Kelly
-----------------------------------------------
Quentin T. Kelly
Chairman and Chief Executive Officer

Date:  February 9, 2007


EXHIBIT INDEX
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99.1     Press Release dated February 5, 2007

                                                              EXHIBIT 99.1


        [GRAPHIC OMITED]


                            WorldWater & Power Names
                               Frank Smith New COO

Pennington,  N.J.  -  February  5,  2007  -  WorldWater  &  Power Corp. (OTC BB:
WWAT.OB), developer and marketer of proprietary high-power solar systems, today announced that, effective immediately, Frank Smith has joined the company as Executive Vice President and Chief Operating Officer. Concurrently, it was announced that James S. Farrin, who was serving as interim CEO, has completed his one-year contract; Quentin T. Kelly, Chairman, will reassume the title of CEO of WorldWater & Power.

"We are extremely pleased to announce Frank's addition to WorldWater & Power," commented Mr. Kelly. "This is a pivotal time for the company, and Frank's work at EMCORE, combined with his leadership experience and impressive engineering credentials, will be critical to providing direction and focus as WorldWater moves forward in its next phase of growth-completing the ENTECH acquisition and building large, multi-megawatt installations. Our proprietary technology plus escalating demand in the U.S. and the world, driven by the need for energy independence and cleaner-burning sources of power, provided WorldWater & Power the opportunity to transform the company in 2006, with continued momentum for 2007.

"I also want to thank Jim Farrin for stepping in to help us manage the huge jump in our business from 2005 to 2006. His prior experience at WorldWater proved invaluable in helping us execute our sharp increase in projects.
"Frank Smith will help lead a company which is very different from just a few months ago, as we have more than tripled in size and have laid the groundwork for several strategic alliances that will take us to the next level in our mission to become the premier provider of high-power solar electric drives and systems."


Frank  W.  Smith
----------------
Frank W. Smith previously served as Vice President of Strategy and Business Development at EMCORE Corporation, where he identified target acquisitions, managed the due diligence process, and provided strategic direction for the company. Prior to this, he was an Operations Director at JDS Uniphase, where he managed several business units since 1999, before which he was a Program Manager at Lockheed Martin. He was also a Manager at MIT's Lincoln Labs and has accumulated five patents under his name as well as having published nearly two dozen articles. Smith graduated with a B.S. in Engineering & Applied Science from Yale University and completed a Masters and Ph.D. in Electrical Engineering & Computer Science from MIT, with a minor in Business Administration from MIT's Sloan School of Business.

                                                            --More
About  WorldWater  &  Power  Corp.
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WorldWater  &  Power Corporation is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that provides solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Power Corp., visit the website at www.worldwater.com.
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                 WorldWater & Power Contact: Jessie Sullivan: (609) 818-0700 X20
                                                        JSullivan@worldwater.com
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                                     Press Contact: Mike Breslin Productions LLC
                                                    Mike Breslin: (201) 652-1287
                                                                   mbrez@aol.com
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